EXHIBIT 10.2

                                 PROMISSORY NOTE


U.S. $200,000                                                   February 5, 2003


     FOR VALUE RECEIVED, Sun Vacation Properties Corporation, ("SVPC") a corporation organized under the laws of the United States, State of Nevada, with its principal place of business in California ("Maker"), hereby promises to pay to Mr. Wei Chin, with his principal place of residence in Canada, ("Payee" or "Holder") the principal sum of Two Hundred Thousand Dollars ($200,000) USD plus accrued interest as designated below. The entire principal balance plus all accrued interest and fees of Eighty Five Thousand Dollars ($85,000 USD) shall be paid no later than June 11, 2003. (the "Due Date")

     To induce the creation of this Note, Maker hereby places as collateral to Mr. Wei Chin 25,000,000 shares of the outstanding common shares ("the Collateral Shares") of stock of Commonwealth Equities (OTCBB: CWEQ) ("CWEQ") (the "Shares") for this Promissory Note (the "Inducement"). Holder shall place the Shares of common stock in CWEQ in escrow with the law offices of Richard M. Hewitt, PC until Due Date. Mr. Wei Chin agrees to allow SVPC to recapture all shares with the exception of 570,000 shares, which shall be issued to Mr. Wei Chin after Note has been fully satisfied at Due Date.

     In the event of default, Maker is hereby granted a default judgment without contest on the collateral and granted the right to exercise its claim to the collateral as satisfaction and repayment of all the terms (principal and interest) in the Note.

     All documents and instruments now or hereafter evidencing and/or securing the indebtedness evidenced hereby or any part thereof, including but not limited to this Note are sometimes collectively referred to herein as the "Security Documents."

     All agreements in this Note and all other Security Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, for any circumstance whatsoever, fulfillment of any provision of this Note or any other Security Document at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Payee shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Maker.

     Maker shall pay to Payee all reasonable costs, expenses, charges, disbursements and attorneys' fees incurred by Payee following an Event of Default in collecting, enforcing or protecting this Note or any other Security Document, whether incurred in or out of court, including appeals and bankruptcy proceedings.

     Payee and Maker hereby agree to trial by court and irrevocably agree to waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with this Note or any other Security Document, the relationship created thereby, or the origination, administration or enforcement of the indebtedness evidenced and/or secured by this Note or any other Security Document.

     This Note has been delivered to Payee and accepted by Payee in the State of California, and shall be governed and construed generally according to the laws of said State. Venue of any action brought pursuant to this Note or any other Security Document, or relating to the indebtedness evidenced hereby or the relationships created by or under the Security Documents shall, at the election of the party bringing the action, be brought in California state or United States federal court of appropriate jurisdiction located in the City of Indio and County of Riverside, State of California. Maker and Payee each waives any objection to the jurisdiction of or venue in any such court and to the service of process issued by such court and agrees that each may be served by any method of process described in the State of California or United States Federal Rules of Civil Procedure. Maker and Payee each waive the right to claim that any such court is an inconvenient forum or any similar defense.

     If, in any jurisdiction, any provision of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions of this Note, and this Note shall be construed, to the extent of such invalidity, illegality or unenforceability (and only to such extent) as if any such provision had never been contained herein. Any such holding of invalidity, illegality or unenforceability in one jurisdiction shall not prevent valid enforcement of any affected provision if allowed under the laws of another relevant jurisdiction.

     No waiver by the holder of any payment or other right under this Note shall operate as a waiver of any other payment or right.

     In the event Maker incurs any liability as a result of the breach of any representations (or omission to state any material facts) made (or omitted) by Payee or Seller pursuant to this Promissory Note, Maker's exclusive remedy shall be to offset against all sums due hereunder such amounts it may deem necessary to fully indemnify it from any such liabilities.

     As used in this Note, the term "person" shall include, but is not limited to, natural persons, corporations, partnerships, trusts, joint ventures and other legal entities, and all combinations of the foregoing natural persons or entities, and the term "obligation" shall include any requirement to pay any indebtedness and/or perform any promise, term, provision, covenant or agreement included or provided for in this Note or any other Security Document.



     Executed by the undersigned the year and day first above written.



                                     "Maker"
                                     Sun Vacation Properties Corporation


                                     By:/s/ Von G. Batesole
                                        ---------------------
                                        Name: Von G. Batesole
                                        Title: President





Agreed and Accepted on this day:  2/7/03



Payee or Holder


By: /s/ Wei Chin
   --------------
   Name: Wei Chin

                               Escrow Instructions

The following escrow instructions dated February 5, 2003 are for the benefit of Mr. Wei Chin, Von Batesole and Sun Vacation Properties Corporation. The law offices of Richard M. Hewitt, PC shall act as the designated escrow agents for this transaction.

     Requirements for Mr. Wei Chin:
     -----------------------------

     1. It is understood Mr. Wei Chin is loaning Two Hundred Thousand and no/100 Dollars ($200,000.00) to Sun Vacation Properties Corporation
          (SVPC).

     2. It is understood Mr. Wei Chin has a Promissory Note from Sun Vacation Properties Corporation all due and payable on June 11, 2003 in the amount of $285,000.00 including interest and fees.

     3. For consideration Sun Vacation Properties Corporation shall place with Richard M. Hewitt, PC a stock certificate from Commonwealth Equities, Inc. issued to Sun Vacation Properties Corporation in the amount of 25,000,000 common shares to be used for collateral purposes only in relation to the Promissory Note.

     4. Upon delivery of $285,000.00 for said Note by Sun Vacation Properties Corporation to Richard M. Hewitt, PC for the benefit of Mr. Wei Chin, Richard M. Hewitt, PC shall release said funds to Mr. Wei Chin and release stock certificate to SVPC, less 570,000 shares which shall be assigned to Mr. Wei Chin as additional compensation for said loan.

     5. All other provisions of the Promissory Note shall be understood and acknowledged by Richard M. Hewitt, PC

     6. Mr. Wei Chin, through SVPC, shall instruct Richard M. Hewitt, PC as to the disbursement of the $285,000.00 at the time payment has been received. Written instructions shall be prepared prior to the date of maturity of the Note.

          Requirements for Mr. Von Batesole:
          ----------------------------------

     7. It is understood Mr. Von Batesole is loaning One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) to Sun Vacation Properties Corporation (SVPC) by way of cash loans and signing personal guarantees for loans to said corporation.

     8. For consideration of loans and personal guarantees to Sun Vacation Properties Corporation by Mr. Von G. Batesole, it is agreed upon the payoffs of all loans and the release of the personal guarantees, Mr. Batesole shall be issued 430,000 shares of Commonwealth Equities, Inc.

     9. All other provisions of the Promissory Note shall be understood and acknowledged by Richard M. Hewitt, PC.

     10. Mr. Batesole shall instruct Richard M. Hewitt, PC as to the disbursement of the loan proceeds at the time payment has been received. Written instructions shall be prepared prior to the date of maturity of the Note.

         Acknowledged by: /s/ Wei Chin      Acknowledged by: /s/ Von G. Batesole
                              Wei Chin                           Von G. Batesole